UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2013

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 26, 2013, Amarin Corporation plc (“Amarin”) announced that it submitted a Supplemental New Drug Application (“sNDA”) with the U.S. Food and Drug Administration (“FDA”) seeking approval for the marketing and sale of Vascepa® (icosapent ethyl) capsules for use as an adjunct to diet in the treatment of adult patients with high triglycerides (TG ≥200 mg/dL and <500 mg/dL) with mixed dyslipidemia. Amarin expects to hear within 74 days from the FDA whether the sNDA submission has been accepted for review (inclusive of the standard 60-day review and the standard 14-day communication periods).

This Current Report on Form 8-K contains forward-looking statements, including statements concerning: whether the described sNDA will be accepted and if so, when; and the timing of communications with the FDA. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described herein include the following: events that could interfere with the acceptance of an sNDA, and, once accepted, the approval of an sNDA; Amarin’s ability generally to market and sell Vascepa in the described indication or any other indication; Amarin’s lack of experience as a company with commercializing pharmaceutical products; the risk of commercializing Vascepa without violating U.S. law or FDA regulations; and uncertainties associated generally with the commercial success of new pharmaceutical products, such as Vascepa. A more complete list and description of risks, uncertainties and other matters related to an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in its most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this Current Report on Form 8-K, whether as a result of new information, future events or circumstances or otherwise except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2013	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President